Exhibit (c)(7)

HIGHLY CONFIDENTIAL Project Olympic Discussion Materials Goldman, Sachs & Co. 18-Oct-2004

Table of Contents
I. Process Overview II. Overview of Scott III. Scott Valuation Analysis Appendix A: Scott Financials
Appendix B: Other Asset Valuation Analyses Appendix C: Additional Scott Valuation Materials Appendix D: Credit Analysis

I. Process Overview

Process Overview Summary of Key Transaction Terms
Transaction Description: Peter offers to purchase approximately 241 million Class A shares (approximately 38% of shares outstanding) from public shareholders
Purchase Price per Share: Initial Offer (2-Aug-2004): $32.00 Verbal Indication (11-Oct-2004): $33.50 First Revised Verbal Indication (15-Oct-2004): $34.00 Second Revised Verbal Indication (15-Oct-2004): $34.50 Third Revised Verbal Indication (15-Oct-2004): $34.75
Form of Consideration: Cash Proposed Structure: # Joint tender offer for all outstanding Class A shares: — 28.8 million shares held by public holders to be purchased by Peter
— Approximately 213 million shares held by public holders to be purchased by Scott
# Unwaivable majority of the minority condition requiring Peter and Scott to purchase approximately 119 # No injunction or lawsuit by governmental entity ch million shares held by public holders # If 90% ownership after offer, Peter and Scott will complete a short-form merger at the same price per share # If no 90% ownership after offer, Peter and Scott will complete a long-form merger
Financing: # Financing pursuant to Peter Commitment Letter # $10 billion senior unsecured credit facilities allocated to Scott and Peter — $7.9 billion to fund tender offer / merger and related fees and expenses — $2.1 billion to refinance existing indebtedness at Peter and for working capital and other corporate purposes
Conditions: # Majority of the minority condition (unwaivable)* allenging transaction # No Company MAC # No Capital Markets MAC
Source: Company SEC filings Note: * indicates concessions made by Peter as part of its third revised verbal indication.

Process Overview Price Performance and Spread Analysis Scott Stock Price Performance Spread and Trading Volume Analysis Daily Cum. Cum. as
$36 02-Aug-2004 35,000 Change from Trading Trading % of Peter publicly announces its Previous Day Vol. (m) Vol. (m) Float proposal to acquire 38% Third Revised (0.1)% 15-Oct $1.26 / 3.9% 0.4 150.5 62.4% (0.4)% 14-Oct $1.30 / 4.1% 0.8 150.0 62.2% $35 public stake in Scott for Verbal Indication 0.4% 13-Oct $1.42 / 4.4% 0.7 149.2 61.9% $32 in cash per share (0.4)% 12-Oct $1.29 / 4.0% 1.6 148.5 61.6% (0.2)% 11-Oct $1.41 / 4.4% 0.7 146.9 60.9% 30,000 0.7% 08-Oct $1.47 / 4.6% 1.6 146.3 60.7% 0.0% 07-Oct $1.25 / 3.9% 3.7 144.7 60.0% $34 0.0% 06-Oct $1.25 / 3.9% 2.3 141.0 58.5% (0.1)% 05-Oct $1.25 / 3.9% 0.7 138.7 57.5% 0.3% 04-Oct $1.28 / 4.0% 0.8 138.0 57.2% 0.2% 01-Oct $1.18 / 3.7% 2.1 137.2 56.9% (0.4)% 30-Sep $1.13 / 3.5% 1.5 135.1 56.0% $33 0.4% 29-Sep $1.25 / 3.9% 1.8 133.5 55.4% 25,000 0.1% 28-Sep $1.11 / 3.5% 0.9 131.8 54.6% 0.1% 27-Sep $1.08 / 3.4% 1.8 130.9 54.3% (0.2)% 24-Sep $1.05 / 3.3% 1.1 129.1 53.5% Initial Offer 0.0% 23-Sep $1.10 / 3.4% 2.0 128.0 53.1% $32 0.1% 22-Sep $1.10 / 3.4% 2.4 126.0 52.2% (0.0)% 21-Sep $1.07 / 3.3% 1.4 123.6 51.3% 0.0% 20-Sep $1.08 / 3.4% 2.0 122.3 50.7% (0.3)% 17-Sep $1.08 / 3.4% 2.5 120.3 49.9% 20,000 0.1% 16-Sep $1.19 / 3.7% 1.2 117.8 48.8% $31 02-Aug-2004 17-Aug-2004 0.2% 15-Sep $1.15 / 3.6% 1.0 116.6 48.4% 0.1% 14-Sep $1.10 / 3.4% 2.3 115.6 47.9% Moody’s places Peter Special Committee (0.0)% 13-Sep $1.07 / 3.3% 1.4 113.3 47.0% and Scott Ratings on announces 0.1% 10-Sep $1.08 / 3.4% 1.9 111.9 46.4% review for potential (0.1)% 09-Sep $1.04 / 3.3% 1.7 110.0 45.6% engagement of $1.07 / 3.3% $30 Volume (000) 0.1% 08-Sep 2.5 108.3 44.9% downgrade Goldman Sachs and (0.1)% 07-Sep $1.03 / 3.2% 1.3 105.7 43.8% 15,000 0.3% 03-Sep $1.06 / 3.3% 0.8 104.4 43.3% Fried Frank to 0.2% 02-Sep $0.98 / 3.1% 1.1 103.6 43.0% Closing Price (USD) evaluate Peter’s 0.1% 01-Sep $0.90 / 2.8% 3.2 102.5 42.5% $29 prosposal 0.2% 31-Aug $0.86 / 2.7% 1.2 99.3 41.2% (0.1)% 30-Aug $0.81 / 2.5% 1.5 98.1 40.7% (0.0)% 27-Aug $0.85 / 2.7% 2.5 96.6 40.0% (0.4)% 26-Aug $0.86 / 2.7% 4.7 94.1 39.0% 29-Jul-2004 (0.2)% 25-Aug $1.00 / 3.1% 2.7 89.4 37.1% $28 Scott announces 2Q04 10,000 0.5% 24-Aug $1.07 / 3.3% 1.3 86.7 35.9% (0.3)% 23-Aug $0.92 / 2.9% 1.2 85.3 35.4% earnings. Net income 0.6% 20-Aug $1.02 / 3.2% 0.9 84.1 34.9% declines 42% from (0.7)% 19-Aug $0.84 / 2.6% 1.6 83.2 34.5% 0.8% 18-Aug $1.05 / 3.3% 1.5 81.6 33.8% a year ago, but $0.78 / 2.4% $27 0.3% 17-Aug 1.6 80.1 33.2% revenues rise 12% 0.6% 16-Aug $0.67 / 2.1% 1.8 78.6 32.6% (0.2)% 13-Aug $0.48 / 1.5% 2.1 76.7 31.8% 5,000 (0.2)% 12-Aug $0.55 / 1.7% 5.1 74.6 30.9% (0.6)% 11-Aug $0.60 / 1.9% 2.4 69.5 28.8% $26 (0.0)% 10-Aug $0.80 / 2.5% 5.8 67.1 27.8% (1.1)% 09-Aug $0.81 / 2.5% 6.1 61.3 25.4% (0.3)% 06-Aug $1.15 / 3.6% 4.3 55.3 22.9% (0.0)% 05-Aug $1.25 / 3.9% 3.9 51.0 21.1% (0.3)% 04-Aug $1.26 / 3.9% 6.8 47.1 19.5% $25 0 0.6% 03-Aug $1.35 / 4.2% 11.5 40.3 16.7% 02-Aug $1.16 / 3.6% 28.8 28.8 11.9% 01-Jul-2004 26-Jul-2004 18-Aug-2004 10-Sep-2004 05-Oct-2004 $0.00 $0.50 $1.00 $1.50 $2.00 Daily from 1-Jul-2004 to 15-Oct- 2004
Source: FactSet, Company news runs

II. Overview of Scott

Overview of Scott Annotated Stock Price Graph
$39 02-Aug-2004 35 15-Dec-2003 Moody’s places Peter Scott launches and Scott ratings on VoIP service 11-Feb-2004 4-Nov-2003 02-Aug-2004 review for potential Comcast announces 12-Feb-2004 Moody’s upgrades Peter announces proposal downgrade bid for Disney Scott announces $37 Scott debt rating to to acquire 38% public 30 FY2003 results. “stable” stake in Scott for $32 in Reports 4Q net loss cash per share of $0.02 per share Third Revised $35 Verbal Indication 28-Apr-2004 25 Comcast withdraws 09-Jul-2004 bid for Disney Scott announces $1.1 bn credit facility to $33 replace existing 20 Initial Offer $900mm facility $31 15 Volume (000) 29-Oct-2003 29-Jul-2004 11-Dec-2003 25-Feb-2004 Scott announces Closing Price (USD) Scott announces 3Q03 Scott announces that Adelphia announces 2Q04 earnings. results. Posts loss of it sees 2004 plan of Net income $29 $0.35 per share but revenues rising by 10 reorganization declines 42% from revenues up 15% from 12% 29-Apr-2004 a year ago a year ago, but Scott announces 1Q04 22-Apr-2004 revenues rise 12% earnings. Profit 100% Adelphia announces higher than a year ago and $27 sale process 5 revenues rise 13%
$25 0 Oct-2003 Dec-2003 Mar-2004 May-2004 Aug-2004 Oct-2004
Daily from 15-Oct-2003 to 15-Oct-2004 Volume Close Source: FactSet, Company news runs

Overview of Scott Daily Pricing Since Offer 116% Current
Scott 0.30% Satellite 11.18% Satellite 112% Cable (4.50)% RBOC 4.28% S&P 500 0.14% 108% 104% RBOC
Scott Indexed Prices (%) 100% S&P 500 Cable
96% Current
Cablevision 5.43% Charter (26.03)% 92% Comcast (0.17)% Insight 1.23% Mediacom (2.94)% 88% 02-Aug-2004 11-Aug-2004 20-Aug-2004 31-Aug-2004 09-Sep-2004 20-Sep-2004 29-Sep-2004 08-Oct-2004
Daily From 02-Aug-2004 to 15-Oct-2004 Scott Satellite Cable RBOC S&P 500 Source: FactSet 1 RBOC Index includes BLS, SBC, and VZ. 2 Satellite Index includes DTV and DISH. 3 Cable Index includes CMCSA, CVC, CHTR, MCCC, and ICCI.

Overview of Scott Price Targets Discounted Current Price Target1 Discounted Pre-Offer Price Target1
Firm Current Price Target 6 Months 12 Months Pre-Offer Price Target 6 Months 12 Months Merrill Lynch $48.00 $45.77 $43.64 $48.00 $45.77 $43.64 Stifel Nicolaus & Co. 45.00 42.91 40.91 45.00 42.91 40.91 Barrington Research 44.00 41.95 40.00 44.00 41.95 40.00 Wachovia 44.00 41.95 40.00 44.00 41.95 40.00 Banc of America 42.00 40.05 38.18 42.00 40.05 38.18 Bear Stearns 42.00 40.05 38.18 42.00 40.05 38.18 Morgan Stanley 41.00 39.09 37.27 41.00 39.09 37.27 Deutsche Bank 32.00 30.51 29.09 40.00 38.14 36.36 Bernstein & Co. 35.00 33.37 31.82 40.00 38.14 36.36 Blaylock & Partners 37.00 35.28 33.64 40.00 38.14 36.36 Janco Partners 39.00 37.19 35.45 39.00 37.19 35.45 RBC Capital Markets 34.00 32.42 30.91 38.00 36.23 34.55 Friedman, Billings, Ramsey 38.00 36.23 34.55 38.00 36.23 34.55 Prudential Equity Group 37.00 35.28 33.64 37.00 35.28 33.64 CIBC World Markets Corp. 36.00 34.32 32.73 36.00 34.32 32.73 Citigroup 34.00 32.42 30.91 34.00 32.42 30.91 Calyon Securities 33.00 31.46 30.00 33.00 31.46 30.00 Schwab Soundview 33.00 31.46 30.00 33.00 31.46 30.00 Kaufman Bros 32.00 30.51 29.09 32.00 30.51 29.09 Credit Suisse First Boston 32.00 30.51 29.09 32.00 30.51 29.09 UBS 30.00 28.60 27.27 30.00 28.60 27.27 High $48.00 $45.77 $43.64 $48.00 $45.77 $43.64 Median 37.00 35.28 33.64 39.00 37.19 35.45 Mean 37.52 35.78 34.11 38.48 36.69 34.98 Low 30.00 28.60 27.27 30.00 28.60 27.27
Source: Wall Street Research 1 Assumes annual discount rate of 10% (cost of equity).

Overview of Scott Selected Sellside Research Valuation Views – Ranked by 2005E Total EBITDA ($ in millions) Total Revenue Total EBITDA
Broker Analyst Date FY Dec 2005 FY Dec 2006 FY Dec 2005 FY Dec 2006 Barrington Research Goss 02-Aug-2004 $7,304 N/A $2,870 N/A September 2004 Scott LRP September 2004 7,196 $7,972 2,824 $3,227 Bernstein & Co. Moffett 31-Jul-2004 7,140 7,873 2,810 3,138 Prudential Equity Group Styponias 06-Aug-2004 7,115 7,681 2,796 N/A Friedman, Billings, Ramsey Bezoza 03-Aug-2004 7,228 7,974 2,785 3,144 Sturdivant & Co. Schleinkofer 31-Jul-2004 7,160 7,742 2,782 3,066 Wachovia Securities Wlodarczak 29-Jul-2004 7,075 7,657 2,753 3,016 A.G. Edwards and Sons Kupinski 30-Jul-2004 7,239 N/A 2,752 N/A Bear, Stearns & Co. Katz 02-Aug-2004 7,168 N/A 2,751 N/A Banc of America Securities Shapiro 30-Jul-2004 7,026 N/A 2,744 2,979 J.P. Morgan Bazinet 04-Aug-2004 7,132 N/A 2,743 N/A SG Cowen Singer 04-Aug-2004 7,085 7,608 2,742 2,990 Calyon Securities Mesniaeff 31-Jul-2004 7,135 7,739 2,742 3,034 Stifel Nicolaus & Co. Henderson 04-Aug-2004 7,137 7,905 2,730 3,054 Thomas Weisel Partners Zachar 30-Jul-2004 7,105 7,629 2,718 2,941 Merrill Lynch Cohen 30-Jul-2004 N/A N/A 2,715 2,980 Tradition Asiel Securities Shim 30-Jul-2004 7,096 7,692 2,714 2,994 UBS Bourkoff 03-Aug-2004 7,055 7,576 2,708 2,915 Goldman, Sachs & Co. Rosenstein 02-Aug-2004 7,043 7,626 2,702 2,964 Morgan Stanley Bilotti 12-Oct-2004 7,060 7,654 2,684 3,000 Janco Partners Harrigan 31-Jul-2004 7,191 N/A 2,682 N/A Kaufman Bros Roberts 03-Aug-2004 7,139 7,700 2,680 2,921 Schwab Soundview Hill 02-Aug-2004 7,032 7,503 2,677 2,837 Lehman Brothers Jayant 30-Jul-2004 N/A N/A 2,668 2,923 Credit Suisse First Boston Warner 03-Aug-2004 6,965 7,446 2,656 2,835 Deutsche Bank Mitchelson 04-May-2004 6,936 7,402 2,654 2,854 RBC Capital Markets Atkin 09-Aug-2004 7,126 N/A 2,651 N/A CIBC World Markets Corp. Carr 02-Aug-2004 N/A N/A N/A N/A Fulcrum Global Greenfield 31-Jul-2004 7,118 N/A N/A N/A Legg Mason Wood Walker Zito 30-Jul-2004 7,031 N/A N/A N/A Citigroup Gupta 03-Aug-2004 N/A N/A N/A N/A Blaylock & Partners Mitchell 14-Jul-2004 7,130 N/A N/A N/A Davenport & Co. of VA Johnstone 06-Aug-2004 N/A N/A N/A N/A Mean $7,110 $7,671 $2,727 $2,978 Median 7,118 7,657 2,724 2,980 Source: Wall Street Research

Overview of Scott Variance Analysis (07-Sep-2004 LRP vs. Fall 2003 LRP) ($ in millions) 2004E 2005E 2006E 2007E 2008E
Revenue Variance Basic Video Volume $(26) $ (39) $ (49) $ (62) $ (75) Basic Video Rate 6 (88) (82) (101) (122) Digital Video Volume (3) (5) (13) (27) (41) DVR Subs (5) (6) (26) (52) (85) EOD Revenue 11 (52) (68) (89) (109) Video Revenue Variance $(17) $(189) $(237) $(331) $(431) Data Volume (6) (3) 17 45 79 Data Rate (22) (12) (79) (194) (292) HSD Revenue Variance $(29) $ (15) $ (63) $(149) $(212) Telephone Volume 2 (11) (11) 11 4 Telephone Rate (2) (66) (86) (115) (155) Telephony Revenue Variance $ 0 $ (76) $ (97) $(104) $(151) Other Product Trials / R&D (20) — — — - Other 5 5 8 20 24 Cable Revenue Variance (1) $(60) $(275) $(388) $(565) $(771) EBITDA Variance Video EBITDA Contribution $ 12 $(131) $(139) $(189) $(236) HSD EBITDA Contribution (14) 21 (26) (105) (163) Telephony EBITDA Contribution 19 (21) (28) (24) (54) Other EBITDA Contribution (19) 15 32 36 32 Cable EBITDA Contribution (1) $ (1) $(117) $(161) $(281) $(421) VOIP EBITDA Contribution 12 — — — - Business Services and Media Contribution 7 38 52 73 84 Operating Expenses Variance (8) 70 84 94 143 Total EBITDA Variance $ 10 $ (8) $ (25) $(114) $(194) Note: Variance is defined as 07-Sep-2004 LRP less Fall 2003 LRP. Source: Scott Long-Range Plan (07-Sep-2004) and Scott Fall 2003 Long-Range Plan 1 Excludes Media and Business Services.

Goldman Sachs

Overview of Scott

Strategic Challenges

Key Growth Driver	Competitive Pressures
Basic Subscriber Net Adds	■ Strong DBS net adds in 2Q 2004 — DTV: 455k vs. 181k in 2Q 2003 — DISH: 340k vs. 270k in 2Q 2003 ■ Drivers of DBS growth: — Aggressive pricing / promotions — RBOC partnerships – SBC partnership drove 100k of DISH 2Q net adds — Increased local-into-local availability – Local-into-local launched in 5 Scott markets during the 12 months ended in June 2004 — New product initiatives – DTV recently announced plans to launch local and national HDTV channels in 2005 and 2007
HSD Penetration / ARPU	■ Aggressive pricing / tiering strategy by RBOCs BellSouth recently announced new DSL pricing, lowering the price of its Fast Access DSL Ultra Service by $7 / month for new and existing customers
Telephony Penetration / ARPU	■ Aggressive pricing by RBOCs and other telephony providers — Vonage recently dropped the price of its monthly service by $5 to $24.99 — AT&T lowered its VoIP pricing by $5 to $29.99

Source: Selected information from Scott Board Presentation (6-Oct-2004)

Overview of Scott 10

Overview of Scott 3Q 2004 and 3Q 2004YTD Scott Performance ($ in millions)
Forecast Budget Forecast Budget
3Q 2004 3Q 2004 % Change 3Q 2004 YTD 3Q 2004 YTD % Change
Revenue:
Video $ 962 $ 982 (2.0)% $ 2,874 $ 2,892 (0.6)% High Speed Data 285 293 (2.7)% 813 832 (2.3)% Telephony 148 148 0.0% 427 427 0.0% Other 24 26 (7.7)% 77 74 3.1% Scott Media 108 109 (0.9)% 303 305 (0.7)%
Cable Revenue $1,527 $1,558 (2.0)% $4,494 $4,530 (0.8)% CBS9194 (3.2)% 260 266 (2.3)% Total Revenue $1,618 $1,652 (2.1)% $4,753 $4,797 (0.9)% Total EBITDA $607 $626 (3.0)% $1,790 $1,783 0.4% EBITDA Margin 37.5% 37.9% — 37.7% 37.2% - Capex 391 332 17.8% — — -Total EBITDA — Capex $216 $294 (26.5)% — — -
Source: Scott Board Presentation (06-Oct-2004), except for Cable Revenue and Total EBITDA — Capex which were calculated on the basis of information contained herein

III. Scott Valuation Analysis

Scott Valuation Analysis AVP / Analysis of Implied Premia ($ in millions, except per share amounts)
First Revised Second Revised Third Revised Initial Offer Current Verbal Indication Verbal Indication Verbal Indication Verbal Indication Undisturbed (2-Aug-2004) Price (11-Oct-2004) (15-Oct-2004) (15-Oct-2004) (15-Oct-2004) Share Price $ 27.58 $ 32.00 $ 33.26 $ 33.50 $ 34.00 $ 34.50 $ 34.75
Diluted Shares O/S (1) 634 634 634 635 635 635 635 Equity Value 17,476 20,296 21,103 21,259 21,576 21,896 22,056 Net Debt 6,588 6,588 6,588 6,588 6,588 6,588 6,588 Minority Interest 140 140 140 140 140 140 140 Enterprise Value $24,205 $27,025 $27,831 $27,987 $28,305 $28,625 $28,785 Discovery (2) 3,166 3,166 3,166 3,166 3,166 3,166 3,166 Adjusted Enterprise Value $21,039 $23,859 $24,665 $24,821 $25,139 $25,459 $25,619 Scott Business Services (2) 1,635 1,635 1,635 1,635 1,635 1,635 1,635 Cable Adjusted Enterprise Value $19,404 $22,224 $23,030 $23,186 $23,504 $23,824 $23,984 Cable EBITDA Multiples 2004E $2,233 8.7 x 10.0 x 10.3 x 10.4 x 10.5 x 10.7 x 10.7 x 2005E 2,552 7.6 8.7 9.0 9.1 9.2 9.3 9.4 2006E2,895 6.7 7.7 8.0 8.0 8.1 8.2 8.3 EBITDA Multiples / ‘05-’08 Cable EBITDA Growth 2004E 11.3% 0.8 x 0.9 x 0.9 x 0.9 x 0.9 x 0.9 x 1.0 x 2005E 11.3% 0.7 0.8 0.8 0.8 0.8 0.8 0.8 2006E11.3% 0.6 0.7 0.7 0.7 0.7 0.7 0.7 Subscriber Multiples 2004E 6.32 $3,072 $3,519 $3,646 $3,671 $3,721 $3,772 $3,797 2005E 6.38 3,042 3,484 3,611 3,635 3,685 3,735 3,760 2006E 6.44 3,015 3,453 3,579 3,603 3,652 3,702 3,727
Levered FCF Multiples 2004E $ 393 44.5 x 51.6 x 53.7 x 54.1 x 54.9 x 55.7 x 56.1 x 2005E 687 25.4 29.6 30.7 31.0 31.4 31.9 32.1 2006E 954 18.3 21.3 22.1 22.3 22.6 22.9 23.1 FCF Multiples / ‘05-’08 FCF Growth 2004E 36.1% 1.2 x 1.4 x 1.5 x 1.5 x 1.5 x 1.5 x 1.6 x 2005E 36.1% 0.7 0.8 0.9 0.9 0.9 0.9 0.9 2006E 36.1% 0.5 0.6 0.6 0.6 0.6 0.6 0.6
Source: Revenue, EBITDA, and basic cable subscriber estimates per Scott Long-Range Plan (07-Sep-2004) 1 Options per Company 10-K, 31-Dec-2003. Diluted shares calculation based upon treasury method.
2 Discovery valued at 14.0x 2005E EBITDA (21.2x 2004E EBITDA) and Scott Business Services valued at 6.0x 2005E EBITDA (7.3x 2004E EBITDA). For illustrative purposes, a 35% tax rate on Discovery (assuming a $0 tax basis) would imply taxes of $1,108mm ($1.75 per share).

Scott Valuation Analysis AVP / Analysis of Implied Premia ($ in millions, except per share amounts) First Revised Verbal Second Revised Third Revised Verbal Initial Offer Verbal Indication Indication Verbal Indication Indication
Undisturbed (2-Aug-2004) Current Price (11-Oct-2004) (15-Oct-2004) (15-Oct-2004) (15-Oct-2004) Share Price $ 27.58 $ 32.00 $ 33.26 $ 33.50 $ 34.00 $ 34.50 $ 34.75 Diluted Shares O/S (1) 634 634 634 635 635 635 635 Equity Value 17,476 20,296 21,103 21,259 21,576 21,896 22,056 Net Debt 6,588 6,588 6,588 6,588 6,588 6,588 6,588 Minority Interest 140 140 140 140 140 140 140 Enterprise Value $24,205 $27,025 $27,831 $27,987 $28,305 $28,625 $28,785 Discovery (2) 3,166 3,166 3,166 3,166 3,166 3,166 3,166 Adjusted Enterprise Value $21,039 $23,859 $24,665 $24,821 $25,139 $25,459 $25,619 Scott Business Services (2) 1,635 1,635 1,635 1,635 1,635 1,635 1,635 Cable Adjusted Enterprise Value $19,404 $22,224 $23,030 $23,186 $23,504 $23,824 $23,984 Implied Premium Undisturbed Stock Price (7/30/04) $27.58 0.0% 16.0% 20.6% 21.5% 23.3% 25.1% 26.0% 1-Month Average Price 28.00 (1.5)% 14.3% 18.8% 19.7% 21.5% 23.2% 24.1% 2-Month Average Price 28.90 (4.6)% 10.7% 15.1% 15.9% 17.7% 19.4% 20.3% 3-Month Average Price 29.59 (6.8)% 8.1% 12.4% 13.2% 14.9% 16.6% 17.4% 6-Month Average Price 30.93 (10.8)% 3.5% 7.5% 8.3% 9.9% 11.5% 12.4% 52-Week High Price 36.73 (24.9)% (12.9)% (9.4)% (8.8)% (7.4)% (6.1)% (5.4)% 52-Week Low Price 27.40 0.7% 16.8% 21.4% 22.3% 24.1% 25.9% 26.8% 1-Year Average Price 32.23 (14.4)% (0.7)% 3.2% 3.9% 5.5% 7.0% 7.8% 2-Year Average Price 30.67 (10.1)% 4.3% 8.4% 9.2% 10.9% 12.5% 13.3% 3-Year Average Price 32.55 (15.3)% (1.7)% 2.2% 2.9% 4.5% 6.0% 6.8% All Time High 56.75 (51.4)% (43.6)% (41.4)% (41.0)% (40.1)% (39.2)% (38.8)% All Time Low 7.38 273.7% 333.6% 350.7% 353.9% 360.7% 367.5% 370.9% Incremental Premium Over Initial Offer — — 3.9% 4.7% 6.3% 7.8% 8.6% Value of Minority Shares Repurchased $ 7,718 $ 8,022 $ 8,080 $ 8,200 $ 8,321 $ 8,381 Cumulative Value Over Initial Offer 304 362 482 603 663
Company % of 52-Week High Scott 91% Cablevision 74% Charter 43% Comcast 79% Insight 77% Mediacom 66% Peer Average 68%
Source: FactSet; Revenue, EBITDA, and basic cable subscriber estimates per Scott Long-Range Plan (07-Sep-2004); market data as of 15-Oct-2004 1 Options per Company 10-K, 31-Dec-2003. Diluted shares calculation based upon treasury method. 2 Discovery valued at 14.0x 2005E EBITDA (21.2x 2004E EBITDA) and Scott Business Services valued at 6.0x 2005E EBITDA (7.3x 2004E EBITDA). For illustrative purposes, a 35% tax rate on Discovery (assuming a $0 tax basis) would imply taxes of $1,108mm ($1.75 per share).

Scott Valuation Analysis Precedent Minority Buyouts / Premia Analysis: Cash Transactions Consideration Above $1bn Final Bid Premium to Time Period Prior to Announcement Percent Aggregate Initial Bid Initial Final Bid Final Increase in 1-Month 3-Month 6-Month 1-Year Avg 52-Week 52-Week 2-Year Avg Consid. for Amt.
Date of Ann. Target Acquiror per Share Premium1 per Share Premium2 Offer3 Avg Price Avg Price Avg Price Price High Price Low Price Price Acq’d. (000s) Consideration above $1bn 26-Jun-97 Rhone-Poulenc Rorer Rhone-Poulenc SA $92.00 15.8% $97.00 22.1% 5.4% 24.6% 30.8% 30.7% 33.8% 19.9% 53.1% 54.3% $4,831,600 21-Mar-00 Travelers Property Casualty Citigroup Inc 41.50 23.2% 41.95 24.5% 1.1% 32.2% 25.1% 26.7% 18.9% 1.5% 49.5% 17.1% 2,449,297 25-Aug-95 GEICO Corp Berkshire Hathaway 70.00 25.6% 70.00 25.6% 0.0% 24.9% 24.6% 30.8% 35.5% 18.4% 46.6% 33.2% 2,349,200 16-Mar-00 Vastar Resources BP Amoco 71.00 12.5% 83.00 31.5% 16.9% 50.2% 49.0% 43.7% 45.2% 18.7% 102.1% 65.9% 1,575,663 27-Mar-00 Hartford Life (ITT Hartford) Hartford Financial Services 44.00 3.4% 50.50 18.6% 14.8% 44.1% 32.4% 20.4% 9.9% (8.2)% 69.7% 2.7% 1,325,000 25-Jan-01 Sodexho Marriott Services Sodexho Alliance 27.00 8.5% 32.00 28.6% 18.5% 42.2% 52.6% 70.2% 96.0% 24.6% 210.3% 83.8% 1,145,000 CASH DEALS > $1BN Mean 7.5% 25.2% 9.5% 36.4% 35.7% 37.1% 39.9% 12.5% 88.6% 42.8% 6 Median 14.1% 25.0% 10.1% 37.2% 31.6% 30.7% 34.7% 18.5% 61.4% 43.8% High 25.6% 31.5% 18.5% 50.2% 52.6% 70.2% 96.0% 24.6% 210.3% 83.8% Low 3.4% 18.6% 0.0% 24.6% 24.6% 20.4% 9.9% (8.2)% 46.6% 2.7% 1 Initial premium compares the initial bid per share to the target’s last published closing price per share prior to the initial deal announcement. 2 Final premium compares the final bid per share to the target’s last published closing price per share prior to the initial deal announcement. 3 Percent increase in offer compares the final bid per share to the initial bid per share.

Scott Valuation Analysis Precedent Minority Buyouts / Premia Analysis: Cash Transactions Consideration Below $1bn Final Bid Premium to Time Period Prior to Announcement Percent Aggregate Initial Bid Initial Final Bid Final Increase in 1-Month 3-Month 6-Month 1-Year Avg 52-Week 52-Week 2-Year Avg Consid. for Amt.
Date of Ann. Target Acquiror per Share Premium1 per Share Premium2 Offer3 Avg Price Avg Price Avg Price Price High Price Low Price Price Acq’d. (000s) Consideration below $1bn 14-Aug-00 BHC Communications News Corp. $165.00 16.4% $165.00 16.4% 0.0% 11.1% 10.6% 9.6% 9.2% (2.4)% 28.5% 22.0% $887,700 20-Jun-97 Wheelabrator Technologies Waste Management 15.00 15.4% 16.50 26.9% 10.0% 28.4% 26.6% 17.0% 12.9% -2.2% 36.1% 8.7% 869,700 21-Sep-00 Hertz Corp. Ford Motor 30.00 23.7% 35.50 46.4% 18.3% 27.6% 18.6% 14.1% (3.3)% (30.1)% 46.4% (15.2)% 734,000 04-Jun-01 Liberty Financial Cos. Liberty Mutual Insurance 33.70 (0.3)% 33.70 (0.3)% 0.0% (1.3)% (15.2)% (19.7)% (0.8)% (28.6)% 59.5% 18.1% 536,005 07-May-99 J Ray McDermott SA McDermott International 35.62 16.8% 35.62 16.8% 0.0% 14.7% 28.1% 32.1% 16.1% (24.2)% 72.2% 4.4% 514,540 24-Mar-99 Knoll Inc. Warburg, Pincus Ventures 25.00 63.9% 28.00 83.6% 12.0% 52.7% 21.1% 13.1% (3.3)% (31.1)% 83.6% NA 490,820 11-Sep-97 BET Holdings Robert Johnson & Liberty Media 48.00 17.1% 63.00 53.7% 31.3% 57.9% 72.2% 89.6% 105.5% 50.4% 154.5% 125.1% 462,300 19-Feb-02 Travelocity.com Sabre Holdings 23.00 19.8% 28.00 45.8% 21.7% 25.5% 18.4% 34.5% 20.7% (26.1)% 135.9% 31.0% 447,158 10-Oct-01 TD Waterhouse Toronto Dominion 9.00 45.2% 9.50 53.2% 5.6% 49.8% 16.1% (2.1)% (20.4)% (47.0)% 61.0% (35.7)% 402,556 20-Jan-00 Life Technologies Dexter Corp. 49.00 11.4% 60.00 36.4% 22.4% 40.4% 46.8% 50.9% 57.5% 33.3% 75.2% 63.5% 401,658 30-Apr-98 Mycogen Corp. Dow Chemical 20.50 3.8% 28.00 41.8% 36.6% 48.8% 48.7% 45.2% 33.2% 12.0% 69.7% 40.2% 379,300 13-Jan-97 Zurich Reinsurance Centre Zurich Versicherungs GmbH 36.00 17.1% 39.50 28.5% 9.7% 25.0% 27.4% 29.8% 28.3% 20.6% 38.0% 31.3% 359,900 14-Mar-00 Howmet International Alcoa 18.75 1.4% 21.00 13.5% 12.0% 13.0% 14.7% 24.7% 23.4% 3.4% 85.6% 32.8% 349,316 27-Oct-00 Azurix Corp. Enron 7.00 96.5% 8.38 135.2% 19.7% 113.3% 68.1% 35.7% 16.3% (40.4)% 143.8% NA 330,134 05-Nov-99 PEC Israel Economic Corp Discount Investment 36.50 0.2% 36.50 0.2% 0.0% 2.1% 7.1% 11.3% 19.2% 0.2% 52.5% 36.4% 320,000 14-Feb-01 Westfield America Westfield America Trust 16.25 14.7% 16.25 14.7% 0.0% 12.8% 17.2% 16.2% 15.6% 5.3% 28.7% 12.1% 267,800 27-Oct-98 Citizens Corp. (Hanover Ins. Co.) Allmerica Financial Corp. 29.00 5.2% 33.25 20.6% 14.7% 22.5% 23.2% 12.8% 11.5% (4.0)% 39.3% 20.2% 212,400 23-May-01 Unigraphics Solutions Electronic Data Systems 27.00 26.7% 32.50 52.5% 20.4% 72.6% 70.4% 73.0% 69.0% 32.3% 127.1% 47.8% 209,000 30-Nov-99 Boise Cascade Office Products Boise Cascade 13.25 15.2% 16.50 43.5% 24.5% 54.6% 59.2% 51.9% 42.7% 7.3% 72.5% 23.0% 205,257 19-Mar-99 Spelling Entertainment Group Viacom 9.00 33.3% 9.75 44.4% 8.3% 41.8% 39.9% 38.3% 26.2% 2.6% 62.5% 27.0% 191,600 02-Jun-03 Ribapharm ICN Pharmaceuticals 5.60 10.2% 6.25 23.0% 11.6% 33.6% 37.9% 20.9% 14.2% (39.0)% 101.6% NA 187,273 31-Jan-00 Thermo BioAnalysis Thermo Instrument Systems 28.00 51.4% 28.00 51.4% 0.0% 59.1% 58.8% 57.7% 56.4% 34.5% 72.3% 62.2% 167,900 30-May-01 Bacou USA Bacou SA 25.00 6.8% 28.50 21.8% 14.0% 14.6% 12.7% 11.9% 16.1% 0.4% 58.3% 37.5% 160,300 23-Mar-00 Homestead Village Security Capital Group 3.40 26.5% 4.10 52.6% 20.6% 70.7% 75.9% 70.4% 63.9% (13.7)% 111.6% (26.2)% 156,800 19-Oct-98 BRC Holdings Inc. Affiliated Computer Services 19.00 16.9% 19.00 16.9% 0.0% 18.3% 13.1% 7.0% 1.1% (10.6)% 28.8% 0.5% 131,900 24-Apr-00 Cherry Corp. Investor Group 18.75 44.2% 26.40 103.1% 40.8% 82.6% 57.6% 87.8% 92.1% 10.0% 164.0% 88.9% 130,500 01-Apr-99 Aqua Alliance Vivendi SA 2.00 (11.1)% 2.90 28.9% 45.0% 71.6% 73.4% 64.9% 44.4% (12.5)% 157.8% 24.0% 117,100 26-Mar-01 CSFBDirect Credit Suisse First Boston 4.00 60.0% 6.00 140.0% 50.0% 95.7% 55.4% 37.3% (9.8)% (61.4)% 140.0% NA 110,400 14-Dec-00 NPC International Gene Bricknell 11.40 11.9% 11.55 13.4% 1.3% 17.8% 15.1% 18.6% 26.0% (22.7)% 56.6% 1.0% 93,600 21-Aug-01 Spectra Physics Thermo Electron 20.00 46.1% 17.50 27.8% (12.5)% (4.7)% (13.6)% (9.5)% (42.6)% (75.8)% 32.1% (51.4)% 70,900 22-Aug-01 Homeservices.com MidAmerican Energy Holdings 17.00 38.8% 17.00 38.8% 0.0% 42.5% 48.6% 45.7% 49.2% 28.8% 70.0% NA 32,900 CASH DEALS < $1BN Mean 24.0% 41.7% 14.1% 39.2% 34.0% 32.0% 25.5% (7.4)% 79.5% 24.2% 31 Median 16.9% 36.4% 12.0% 33.6% 27.4% 29.8% 19.2% (2.4)% 70.0% 23.5% High 96.5% 140.0% 50.0% 113.3% 75.9% 89.6% 105.5% 50.4% 164.0% 125.1% Low (11.1)% (0.3)% (12.5)% (4.7)% (15.2)% (19.7)% (42.6)% (75.8)% 28.5% (51.4)% ALL DEALS Mean 22.5% 39.0% 13.4% 38.7% 34.3% 32.8% 27.8% (4.2)% 81.0% 27.7% 37 Median 16.8% 28.6% 12.0% 33.6% 28.1% 30.7% 20.7% 0.2% 69.7% 25.5% 1 Initial premium compares the initial bid per share to the target’s last published closing price per share prior to the initial deal announcement. 2 Final premium compares the final bid per share to the target’s last published closing price per share prior to the initial deal announcement. 3 Percent increase in offer compares the final bid per share to the initial bid per share.

Scott Valuation Analysis Implied Other Asset Valuation ($ in millions)
First Revised Second Revised Third Revised Initial Offer Current Verbal Indication Verbal Indication Verbal Indication Verbal Indication Undisturbed (2-Aug-2004) Price (11-Oct-2004) (11-Oct-2004) (11-Oct-2004) (15-Oct-2004)
Offer Price $27.58 $32.00 $33.26 $33.50 $34.00 $34.50$34.75 Diluted Shares O/S 634 634 635 635 635 635635 Equity Value17,47620,29621,109 21,256 21,57621,89622,056 Net Debt 6,588 6,588 6,588 6,588 6,588 6,588 6,588 Minority Interest 140 140 140 140 140 140 140 Enterprise Value $24,205 $27,025 $27,838 $27,985 $28,305 $28,625 $28,785 2005E Cable EBITDA Multiple 2005E Sub. Valuation Scott LRP Implied Other Asset Value
$ 3,600 9.0 x $ 1,242 $ 4,062 $ 4,875 $ 5,022 $ 5,342 $
5,662 $ 5,822 3,700 9.2 604 3,424 4,237 4,384 4,704 5,024 5,184 3,800 9.5 (34) 2,786 3,599 3,746 4,066 4,386 4,546 3,900 9.7 (672) 2,148 2,961 3,108 3,428 3,748 3,908 4,000 10.0 (1,310) 1,510 2,323 2,470 2,790 3,110 3,270
2005E Comparable Subscriber Valuation (CSC) 2005E Cable Other Asset Valuation [1]
Comcast 9.0 x $3,405 2005E Sub. EBITDA $3,841 $4,321 $4,801 $5,281 $5,761 Cablevision 7.9 3,354 Valuation Multiple (20)% (10)% 0% 10% 20%
Charter 9.4 3,132 $ 3,400 8.5 x $ 29.62 $ 30.38 $ 31.13 $ 31.89 $ 32.65 Insight 8.9 3,218 3,600 9.0 31.63 32.39 33.14 33.90 34.66 Mediacom 8.7 2,609 3,800 9.5 33.64 34.40 35.15 35.91 36.67 Average 8.8 x $ 3,144 4,000 10.0 35.65 36.41 37.16 37.92 38.68
Other Asset Valuation Sensitivity
Scott Business Services Valuation $ 1,308 $ 1,471 $ 1,635 $ 1,798 $ 1,962 % Change in CBS Value 2005E (20)% (10)% 0% 10% 20% Discovery % Change in Discovery 2005E CBS EBITDA Multiple Valuation Discovery Value EBITDA Multiple 4.8 x 5.4 x 6.0 x 6.6 x 7.2 x $ 2,533 (20)% 11.7 x $ 3,841 $ 4,004 $ 4,168 $ 4,331 $ 4,494 2,849 (10)% 12.8 4,157 4,321 4,484 4,648 4,811 3,166 0% 14.0 4,474 4,637 4,801 4,964 5,128 3,482 10% 15.2 4,790 4,954 5,117 5,281 5,444 3,799 20% 16.3 5,107 5,270 5,434 5,597 5,761
Source: Market data as of 15-Oct-2004; Company SEC filings; Wall Street Research 1 Midpoint of other asset valuation of $1,635mm for Scott Business Services (6.0x 2005E EBITDA, 7.3x 2004E EBITDA) and $3,166mm for Discovery (14.0x 2005E EBITDA, 21.2x 2004E EBITDA). For illustrative purposes, a 35% tax rate on Discovery (assuming a $0 tax basis) would imply taxes of $1,108mm ($1.75 per share).

Scott Valuation Analysis Common Stock Comparison – Current ($ in millions, except per share amounts)
Stock Adj. Cable EV / ‘05 EBITDA Mult. / Cable Equity Mkt Cap / ‘05 FCF Mult. / Adj. Cable EV (2) / Price % of 52 Market Capitalization Cable EBITDA (2) ‘05-’06 LT Free Cash Flow ‘05-’06 LT Subscribers Company 15-Oct Wk High Equity (1) Cable EV (1) (2) % of Total EV 2004E 2005E Growth Growth (3) 2004E 2005E Growth Growth (3) 2004E 2005E Cable
Scott (Offer) $ 34.75 95% $ 22,056 $ 25,480 89% 11.0 x 9.9 x 0.8 x 1.0 x 45.4 x 38.9 0.9 x 0.8 x $ 4,022 $ 3,990 Scott (Current) 33.26 91% 21,103 24,527 88% 10.6 9.6 0.8 0.9 43.0 36.9 0.9 0.7 3,872 3,841 Adelphia NM NM NM 16,605 93% 14.8 11.4 0.5 0.9 NM NM NM NM 3,335 3,367 Cablevision (4) 20.39 74% 6,340 9,892 63% 8.6 7.9 1.3 1.5 NM NM NM NM 3,371 3,354 Charter (5) 2.33 43% 1,500 19,227 94% 10.0 9.4 1.3 1.4 NM NM NM NM 3,132 3,132 Comcast (6) 28.70 79% 64,179 73,598 83% 9.8 9.0 1.0 1.3 28.3 21.5 1.0 1.1 3,426 3,405
Mean84% 10.8 x 9.5 x 1.0 x 1.2 x 35.6 x 29.2 x 0.9 x 0.9 x $3,427 $3,420 Median88% 10.0 9.4 1.0 1.3 35.6 29.2 0.9 0.9 3,371 3,367 US Cable — Mid Cap Insight Comm. (6)$9.05 77%$541$2,059100%9.5 x8.9 x 1.6 x 1.4 x 21.5 x 15.8 x 0.6 x0.6 x $3,198 $3,218 Mediacom Comm. 6.60 66% 784 3,769 100% 8.9 8.7 2.5 1.6 11.0 9.2 NM 0.5 2,570 2,609 Mean100% 9.2 x 8.8 x 2.1 x 1.5 x 16.3 x 12.5 x NM 0.6 x $2,884 $2,913 Median 100% 9.2 8.8 2.1 1.5 16.3 12.5 NM 0.6 2,884 2,913 Note: Scott (Offer) excluded from mean and median calculations.
1 Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding.
2 Adjusted cable enterprise value defined as levered market cap less non-consolidated, non-core public and private investments of the company, as estimated by Wall Street Research. Value of public companies taken as of 15-Oct-2004. Value of private investments per Wall Street Research. 3 Growth rates used for 2005-2008 FCF and EBITDA growth (per Wall Street Research). 4 Cablevision enterprise value excludes debt and preferred stock held at assets to be spun off (American Movie Classics, WE, IFC, VOOM). Cable EV excludes present value of NOLs per Wall Street Research. Subscriber valuation excludes PV of NOLs. 5 Fully-diluted share count includes equity stakes of Charter Comm. Holding Co. as held by Charter Comm. Inc.; Charter Investment, Inc.; Vulcan Cable III. Cable EV excludes present value of NOLs per Wall Street Research. Subscriber valuation excludes PV of NOLs. 6 Financial forecasts and subs for Insight Midwest attributed 50/50 between Comcast and Insight.

Scott Valuation Analysis Common Stock Comparison – Undisturbed ($ in millions, except per share amounts)
Stock Adj. Cable EV / ‘05 EBITDA Mult. / Cable Equity Mkt Cap / ‘05 FCF Mult. / Adj. Cable EV (2) / Price % of 52 Market Capitalization Cable EBITDA (2) ‘05-’06 LT Free Cash Flow ‘05-’06 LT Subscribers Company 30-Jul Wk High Equity (1) Cable EV (1) (2) % of Total EV 2004E 2005E Growth Growth (3) 2004E 2005E Growth Growth (3) 2004E 2005E Cable
Scott 27.58 75% 17,476 20,900 86% 9.1 8.1 0.7 0.8 34.3 29.4 0.7 0.6 3,299 3,273 Adelphia NM NM NM 16,605 93% 14.8 11.4 0.5 0.9 NM NM NM NM 3,335 3,367 Cablevision (4) 17.47 64% 5,423 8,975 61% 7.8 7.2 1.1 1.3 NM NM NM NM 3,058 3,043 Charter (5) 3.09 57% 1,997 19,724 94% 10.3 9.7 1.4 1.4 NM NM NM NM 3,213 3,213 Comcast (6) 27.40 76% 61,064 70,483 82% 9.4 8.6 1.0 1.2 26.4 20.1 0.9 1.0 3,281 3,261
Mean83% 10.3 x 9.0 x 0.9 x 1.1 x 30.4 x 24.8 x 0.8 x 0.8 x $3,237 $3,231 Median86% 9.4 8.6 1.0 1.2 30.4 24.8 0.8 0.8 3,281 3,261 US Cable — Mid Cap Insight Comm. (6)$8.80 75%$526$2,044100%9.5 x8.8 x 1.6 x 1.4 x 20.9 x 15.4 x 0.6 x0.6 x $3,174 $3,195 Mediacom Comm. 6.57 66% 781 3,766 100% 8.9 8.7 2.5 1.6 11.0 9.1 NM 0.5 2,567 2,606 Mean100% 9.2 x 8.8 x 2.1 x 1.5 x 15.9 x 12.3 x NM 0.5 x $2,871 $2,900 Median 100% 9.2 8.8 2.1 1.5 15.9 12.3 NM 0.5 2,871 2,900
1 Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding.
2 Adjusted cable enterprise value defined as levered market cap less non-consolidated, non-core public and private investments of the company, as estimated by Wall Street Research. Value of public companies taken as of 30-Jul-2004. Value of private investments per Wall Street Research. 3 Growth rates used for 2004-2008 FCF and EBITDA growth (per Wall Street Research). 4 Cablevision enterprise value excludes debt and preferred stock held at assets to be spun off (American Movie Classics, WE, IFC, VOOM). Cable EV excludes present value of NOLs per Wall Street Research. Subscriber valuation excludes PV of NOLs. 5 Fully-diluted share count includes equity stakes of Charter Comm. Holding Co. as held by Charter Comm. Inc.; Charter Investment, Inc.; Vulcan Cable III. Cable EV excludes present value of NOLs per Wall Street Research. Subscriber valuation excludes PV of NOLs. 6 Financial forecasts and subs for Insight Midwest attributed 50/50 between Comcast and Insight.

Scott Valuation Analysis Historical Cable Sector Valuation
Historical Forward Trading EBITDA Multiples
18.0x 2Q 1999 1Q 2000 4Q 2001 AT&T acquires AOL acquires Comcast and 2Q 2002 MediaOne in a Time AT&T Broadband In the second quarter of 2002 the transaction 16.0x agree to merge 15.5x Warner in a Adelphia accounting scandal and 16.0x valued at 15.1x15.3x 15.2x in a transaction transaction 15.0x bankruptcy, Cablevision’s liquidity $61bn valued at valued at $72bn 14.2x concerns, and questions about $165bn accounting at Charter continue to 15.0x pressure valuations 14.0x 14.5x 13.7x 12.4x 13.2x 12.4x 12.0x 2Q 1999 11.0x 12.1x 10.7x Microsoft 10.5x 11.5x invests 10.0x 10.2x 9.9x 9.6x 10.0x 10.9x $5bn in AT&T
Jun 2001 9.1x 10.0x Vestar sells 9.9x approximately half of its stake in 8.9x 8.0x 7.1x Insight 8.4x 3Q 2002 7.4x1Q 2004 Reorganization of 6.0x 1Q 2002Comcast bids on 6.8xTWE Historical 1-Year Forward EBITDA Multiples 6.4x Concerns over Disney Jan 1998leverage for several Vestar makes MSOs place 4.0xinitial downward pressure on investment in valuation multiples Insight 3Q 2004 4Q 2002 Peter announces NBC’s acquisition of proposal to acquire 2.0x Bravo 38% public stake in Scott for $32.00 in cash per share 0.0x
4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q Current 1996 1997 1997 1997 1997 1998 1998 1998 1998 1999 1999 1999 1999 2000 2000 2000 2000 2001 2001 2001 2001 2002 2002 2002 2002 2003 2003 2003 2003 2004 2004
Source: GS Research Note: Based on volume weighted average share price over each quarter. Composite multiples reflect mean of Comcast, Scott, Cablevision, Charter, Insight and Mediacom.

Scott Valuation Analysis Stock Price Relative to DCF / Target Value Based on Morgan Stanley Research Target Price Research Valuation Assumptions
Report Previous 30-Day % Above/(Below) % Above/(Below) WACC Terminal Value Date Close Moving Avg DCF Value (1) Price (1) Previous Close (2) Moving Avg (2) (after-tax) Assumptions (3) 16-Mar-98 $40.75 $41.68 $42.35 $42.00 3.1% 0.8% 12.0% N/A 13-Sep-99 40.25 37.07 43.66 43.50 8.1 17.3 N/A N/A 4-May-00 39.19 44.36 46.00 N/A 17.4 3.7 11.3 N/A 11-May-01 43.90 44.53 49.34 47.00 7.1 5.5 11.8 15.1 x 2-Jul-01 44.30 41.80 47.90 47.00 6.1 12.4 11.8 N/A 27-Jun-02 26.90 31.14 44.03 45.00 67.3 44.5 11.8 N/A 1-Aug-02 27.65 26.99 41.68 41.00 48.3 51.9 11.3 N/A 8-Jul-03 33.50 32.43 40.50 41.00 22.4 26.4 11.3 11.1 9-Jul-04 28.15 29.06 42.00 41.00 45.6 41.1 7.2 2% perp. growth Mean 24.7% 22.6% Median 17.4% 17.3%
Median Premium to Stock Price 17.3% = 85.3% of DCF Target Price Mean Premium to Stock Price 22.6% = 81.6% of DCF Target Price Source: Morgan Stanley Research (1998 – 2004) Note: Pre-stock split (prior to 24-May-1999), prices are left unadjusted. 1 When DCF value and/or target prices are stated as a range in Research, midpoint is taken; where DCF value is unavailable, Fair Market Value from Research is stated. 2 Where Target Price does not exist, DCF value used for calculation. 3 Based on ten-year DCF model.

Scott Valuation Analysis DCF – Pre-Operational Sensitivities ($ in millions, except per share amounts)
Implied Share Price Terminal Value % of Cable Enterprise Value 2009E Cable EBITDA Multiple 2009E Cable EBITDA Multiple 8.0 x 8.5 x 9.0 x 9.5 x 8.0 x 8.5 x 9.0 x 9.5 x 8.0% $ 38.96 $ 41.12 $ 43.27 $ 45.43 8.0% 82.2% 83.1% 83.9% 84.6% 9.0% 37.49 39.56 41.64 43.71 9.0% 81.9% 82.8% 83.6% 84.3% Cable WACC 10.0% 36.08 38.08 40.08 42.07 Cable WACC 10.0% 81.7% 82.6% 83.4% 84.1% 11.0% 34.74 36.66 38.59 40.51 11.0% 81.4% 82.3% 83.1% 83.9%
Implied Share Price — 8.5x EBITDA Multiple, 9.0% Cable WACC Implied 2005E Cable Subscriber Valuation 2005E Scott Business Services EBITDA Multiple 2009E Cable EBITDA Multiple 4.8 x 5.4 x 6.0 x 6.6 x 7.2 x 8.0 x 8.5 x 9.0 x 9.5 x Scott Business Services Valuation 8.0% $ 4,177 $ 4,392 $ 4,606 $ 4,821 2005E $ 1,308 $ 1,472 $ 1,635 $ 1,799 $ 1,962 9.0% 4,031 4,237 4,444 4,650 Discovery % Change in Value 10.0% 3,891 4,090 4,289 4,487 EBITDA Discovery % Change in Cable WACC Multiple Valuation Value (20%) (10%) 0% 10% 20% 11.0% 3,758 3,949 4,140 4,332 11.7 x $ 2,533 (20)% $ 38.05 $ 38.31 $ 38.56 $ 38.82 $ 39.08 12.8 2,849 (10)% 38.55 38.81 39.06 39.32 39.58 Implied Cable Perpetuity Growth Rate 14.0 3,166 0% 39.05 39.30 39.56 39.82 40.08 2009E Cable EBITDA Multiple 15.2 3,483 10% 39.55 39.80 40.06 40.32 40.58 8.0 x 8.5 x 9.0 x 9.5 x 16.3 3,799 20% 40.04 40.30 40.56 40.82 41.08 8.0% 2.0% 2.3% 2.6% 2.9% 9.0% 2.9% 3.3% 3.6% 3.9% Cable WACC 10.0% 3.9% 4.2% 4.5% 4.8% 11.0% 4.8% 5.2% 5.5% 5.8%
Source: Scott Long-Range Plan (07-Sep-2004) Note: Analysis assumes values of Discovery at $3,166mm (14.0x 2005E EBITDA, 21.2x 2004E EBITDA) and Scott Business Services at $1,635mm (6.0x 2005E EBITDA, 7.3x 2004E EBITDA). For illustrative purposes, a 35% tax rate on Discovery (assuming a $0 tax basis) would imply taxes of $1,108mm ($1.75 per share).

Scott Valuation Analysis DCF Operational Sensitivities – 8.5x 2009E Cable EBITDA Multiple and 9.0% Cable WACC ($ in millions, except per share amounts)
Implied Share Price Cable Revenue Growth Sensitivity (3.0)% (1.5)% 0.0% 1.5% 3.0% (3.0)% $ 31.63 $ 33.84 $ 36.18 $ 38.65 $ 41.25 (1.5)% 33.13 35.43 37.87 40.44 43.15 Margin 0.0% 34.62 37.03 39.56 42.24 45.06 Cable EBITDA Sensitivity 1.5% 36.12 38.62 41.26 44.04 46.97 3.0% 37.61 40.21 42.95 45.84 48.88
Implied 2005E Total EBITDA % of 2005E IBES Median EBITDA Cable Revenue Growth Sensitivity Cable Revenue Growth Sensitivity
(3.0)% (1.5)% 0.0% 1.5% 3.0% (3.0)% (1.5)% 0.0% 1.5% 3.0% (3.0)% $ 2,560 $ 2,591 $ 2,623 $ 2,655 $ 2,687 (3.0)% 93.4% 94.5% 95.7% 96.9% 98.0% (1.5)% 2,657 2,691 2,724 2,757 2,790 (1.5)% 97.0% 98.2% 99.4% 100.6% 101.8% Margin 0.0% 2,755 2,790 2,824 2,859 2,893 Margin 0.0% 100.5% 101.8% 103.0% 104.3% 105.6% Cable EBITDA Sensitivity 1.5% 2,853 2,889 2,925 2,961 2,997 Cable EBITDA Sensitivity 1.5% 104.1% 105.4% 106.7% 108.0% 109.3% 3.0% 2,951 2,988 3,026 3,063 3,100 3.0% 107.7% 109.0% 110.4% 111.7% 113.1%
Implied 2008E Total EBITDA % of 2008E IBES Median EBITDA Cable Revenue Growth Sensitivity Cable Revenue Growth Sensitivity
(3.0)% (1.5)% 0.0% 1.5% 3.0% (3.0)% (1.5)% 0.0% 1.5% 3.0% (3.0)% $ 3,386 $ 3,554 $ 3,728 $ 3,910 $ 4,100 (3.0)% 96.4% 101.2% 106.2% 111.4% 116.8% (1.5)% 3,503 3,677 3,859 4,048 4,245 (1.5)% 99.8% 104.7% 109.9% 115.3% 120.9% Margin 0.0% 3,620 3,801 3,989 4,186 4,391 Margin 0.0% 103.1% 108.3% 113.6% 119.2% 125.1% Cable EBITDA Sensitivity 1.5% 3,737 3,924 4,120 4,324 4,536 Cable EBITDA Sensitivity 1.5% 106.4% 111.8% 117.4% 123.2% 129.2% 3.0% 3,853 4,048 4,251 4,462 4,682 3.0% 109.8% 115.3% 121.1% 127.1% 133.4%
Source: Scott Long-Range Plan (07-Sep-2004); IBES (total EBITDA estimates of $2,741mm in 2005 and $3,511 in 2008) Note: Analysis assumes values of Discovery at $3,166mm (14.0x 2005E EBITDA, 21.2x 2004E EBITDA) and Scott Business Services at $1,635mm (6.0x 2005E EBITDA, 7.3x 2004E EBITDA). For illustrative purposes, a 35% tax rate on Discovery (assuming a $0 tax basis) would imply taxes of $1,108mm ($1.75 per share).

Scott Valuation Analysis DCF Operational Sensitivities – 8.5x 2009E Cable EBITDA Multiple and 9.0% Cable WACC ($ in millions, except per share amounts)
Implied Share Price
Cable Revenue Growth Sensitivity
(3.0)% (1.5)% 0.0% 1.5% 3.0% 3.0% $33.50 $35.87 $38.36 $41.00 $43.78 1.5% 34.06 36.45 38.96 41.62 44.42 0.0% 34.62 37.03 39.56 42.24 45.06 Annual Cable Capex (% of Revenue) Sensitivity (1.5)% 35.18 37.61 40.16 42.86 45.71 (3.0)% 35.74 38.19 40.76 43.48 46.35
Cumulative 2005-2008 Cable Capex Adjustment Cable Revenue Growth Sensitivity
(3.0)% (1.5)% 0.0% 1.5% 3.0% 3.0% $595 $758 $926 $1,098 $1,275 1.5% 164 311 463 619 778 0.0% (267) (135) 0 139 281 Annual Cable Capex (% of Revenue) Sensitivity (1.5)% (698) (582) (463) (341) (215) (3.0)% (1,129) (1,029) (926) (820) (712)
Source: Scott Long-Range Plan (07-Sep-2004); IBES (total EBITDA estimates of $2,741mm in 2005 and $3,511 in 2008) Note: Analysis assumes values of Discovery at $3,166mm (14.0x 2005E EBITDA, 21.2x 2004E EBITDA) and Scott Business Services at $1,635mm (6.0x 2005E EBITDA, 7.3x 2004E EBITDA). For illustrative purposes, a 35% tax rate on Discovery (assuming a $0 tax basis) would imply taxes of $1,108mm ($1.75 per share).

Scott Valuation Analysis Operational Sensitivities ($ in millions) Incremental Cable Revenue Impact in Selected Year
Cable Revenue Driver Change1 (% Change in Cable Revenue)2 2005E 2008E Basic Subscriber Growth (1)% $(24) / (0.4)% $(90) / (1.1)% Basic ARPU $(1) (76) / (1.2)% (78) / (1.0)% High Speed Data Penetration (% of Basic) (1)% $(14) / (0.2)% $(14) / (0.2)% High Speed Data ARPU $(1) (34) / (0.5)% (52) / (0.7)% Telephony Penetration (% of Basic) (1)% $(16) / (0.3)% $(14) / (0.2)% Telephony ARPU $(1) (18) / (0.3)% (30) / (0.4)% Source: Scott Long-Range Plan (07-Sep-2004)
1 For each cable revenue driver, analysis assumes other drivers are held constant. 2 Reflects impact to individual year of cable revenue.

Scott Valuation Analysis Future Stock Price Analysis – Scott LRP ($ in millions, except per share amounts)
2-Year Forward Stock Price (12/31/06) 3-Year Forward Stock Price (12/31/07) 2007E Cable 2007E Levered PV of Future 2008E Cable 2008E Levered PV of Future EBITDA Multiple FCF Multiple Stock Price EBITDA Multiple FCF Multiple Stock Price 8.0 x 19.1 x $35.42 8.0 x 18.0 x $38.06 9% Cost of 8.5 x 20.2 x 37.51 8.5 x 19.0 x 40.16 Equity 9.0 x 21.4 x 39.60 9.0 x 20.0 x 42.26 9.5 x 22.5 x 41.69 9.5 x 21.0 x 44.37 8.0 x 19.2 x $34.80 8.0 x 18.0 x $37.09 10% Cost of 8.5 x 20.3 x 36.85 8.5 x 19.0 x 39.13 Equity 9.0 x 21.4 x 38.90 9.0 x 20.0 x 41.18 9.5 x 22.5 x 40.95 9.5 x 21.0 x 43.22 8.0 x 19.2 x $34.20 8.0 x 18.1 x $36.16 11% Cost of 8.5 x 20.3 x 36.21 8.5 x 19.1 x 38.14 Equity 9.0 x 21.5 x 38.21 9.0 x 20.1 x 40.13 9.5 x 22.6 x 40.22 9.5 x 21.1 x 42.11
Illustrative Other Asset Sensitivity — 8.5x Cable EBITDA Multiple, 10.0% Cost of Equity Scott Business Services Valuation Scott Business Services Valuation Scott Business Services 2005E EBITDA Multiple Scott Business Services 2005E EBITDA Multiple 4.8 x 5.4 x 6.0 x 6.6 x 7.2 x 4.8 x 5.4 x 6.0 x 6.6 x 7.2 x Current Scott Business Services Value Current Scott Business Services Value Discovery Discovery
2005E Current $1,308 $1,471 $ 1,635 $1,798 $1,962 2005E Current $1,308 $1,471 $ 1,635 $1,798 $1,962 EBITDA Discovery % Change % Change in Value EBITDA Discovery % Change % Change in Value Multiple Value in Value (20)% (10)% 0% 10% 20% Multiple Value in Value (20)% (10)% 0% 10% 20% 11.7 x $2,533 (20)% $35.26 $35.56 $35.87 $36.17 $36.48 11.7 x $2,533 (20)% $37.50 $37.83 $38.15 $38.48 $38.81 12.8 2,849 (10)% 35.74 36.05 36.36 36.66 36.97 12.8 2,849 (10)% 37.99 38.31 38.64 38.97 39.30 14.0 3,166 0% 36.23 36.54 36.85 37.15 37.46 14.0 3,166 0% 38.47 38.80 39.13 39.46 39.79 15.2 3,483 10% 36.72 37.03 37.33 37.64 37.95 15.2 3,483 10% 38.96 39.29 39.62 39.95 40.28 16.3 3,799 20% 37.21 37.52 37.82 38.13 38.44 16.3 3,799 20% 39.45 39.78 40.11 40.44 40.77 Source: Scott Long-Range Plan (07-Sep-2004) Note: Assumes Scott Business Services is valued at 6.0x forward EBITDA at each future date; assumes a current Discovery valuation of $3,166mm (14.0x 2005E EBITDA, 21.2x 2004E EBITDA), which is grown at the cost of equity in each subsequent year. Other asset sensitivity varies 2004E Discovery value (grown each subsequent year at the cost of equity) and the Scott Business Services value in each year (based upon 6.0x forward EBITDA).

Scott Valuation Analysis Future Stock Price Analysis – IBES Median Estimates ($ in millions, except per share amounts)
2-Year Forward Stock Price (12/31/06) 3-Year Forward Stock Price (12/31/07) 2007E Cable 2007E Levered PV of Future 2008E Cable 2008E Levered PV of Future EBITDA Multiple FCF Multiple Stock Price EBITDA Multiple FCF Multiple Stock Price 8.0 x 20.2 x $31.59 8.0 x 19.0 x $33.09 9% Cost of 8.5 x 21.4 x 33.47 8.5 x 20.1 x 34.94 Equity 9.0 x 22.7 x 35.36 9.0 x 21.1 x 36.79 9.5 x 23.9 x 37.25 9.5 x 22.2 x 38.64 8.0 x 20.3 x $31.04 8.0 x 19.1 x $32.27 10% Cost of 8.5 x 21.5 x 32.89 8.5 x 20.2 x 34.06 Equity 9.0 x 22.7 x 34.74 9.0 x 21.2 x 35.86 9.5 x 23.9 x 36.59 9.5 x 22.3 x 37.65 8.0 x 20.4 x $30.51 8.0 x 19.2 x $31.47 11% Cost of 8.5 x 21.6 x 32.32 8.5 x 20.2 x 33.21 Equity 9.0 x 22.8 x 34.14 9.0 x 21.3 x 34.96 9.5 x 24.0 x 35.95 9.5 x 22.4 x 36.70
Illustrative Other Asset Sensitivity — 8.5x Cable EBITDA Multiple, 10.0% Cost of Equity Scott Business Services Valuation Scott Business Services Valuation Scott Business Services 2005E EBITDA Multiple Scott Business Services 2005E EBITDA Multiple 4.8 x 5.4 x 6.0 x 6.6 x 7.2 x 4.8 x 5.4 x 6.0 x 6.6 x 7.2 x Current Scott Business Services Value Current Scott Business Services Value Discovery Discovery
2005E Current $1,308 $1,471 $1,635 $1,798 $1,962 2005E Current $1,308 $1,471 $1,635 $1,798 $1,962 EBITDA Discovery % Change % Change in Value EBITDA Discovery % Change % Change in Value Multiple Value in Value (20)% (10)% 0% 10% 20% Multiple Value in Value (20)% (10)% 0% 10% 20% 11.7 x $2,533 (20)% $31.36 $31.63 $31.91 $32.18 $32.46 11.7 x $2,533 (20)% $32.50 $32.79 $33.08 $33.37 $33.66 12.8 2,849 (10)% 31.84 32.12 32.40 32.67 32.95 12.8 2,849 (10)% 32.99 33.28 33.57 33.86 34.15 14.0 3,166 0% 32.33 32.61 32.89 33.16 33.44 14.0 3,166 0% 33.48 33.77 34.06 34.34 34.63 15.2 3,483 10% 32.82 33.10 33.37 33.65 33.93 15.2 3,483 10% 33.97 34.26 34.54 34.83 35.12 16.3 3,799 20% 33.31 33.59 33.86 34.14 34.41 16.3 3,799 20% 34.45 34.74 35.03 35.32 35.61
Source: Scott Long-Range Plan (07-Sep-2004); IBES (total EBITDA estimates of $2,445mm, $2,741mm, $2,984mm, $3,259mm, and $3,511 in 2004 through 2008, respectively). Note: Assumes Scott Business Services is valued at 6.0x forward EBITDA at each future date; assumes a current Discovery valuation of $3,166mm (14.0x 2005E EBITDA, 21.2x 2004E EBITDA), which is grown at the cost of equity in each subsequent year. Other asset sensitivity varies 2004E Discovery value (grown each subsequent year at the cost of equity) and the Scott Business Services value in each year (based upon 6.0x forward EBITDA). Cable EBITDA based upon proportionate contribution of Cable EBITDA as % of total EBITDA in Scott Long-Range Plan.

Appendix A: Scott Financials

Scott Financials Historical Financial Revenue and EBITDA Since 1998 ($ in millions)
Total Revenue
AGR 9.6%
4E-’09E C
‘0 $10,200 $9,481 13.9% $8,736 04E CAGR $7,972 ‘00-’ $7,196 CAGR 16.5% $6,441 ‘98-’00 $5,760 $5,039 $4,345 $3,820 $2,817 $3,200
1998 [1] 1999 [2] 2000 [3] 2001 2002 2003 2004E 2005E 2006E 2007E 2008E 2009E
YOY Growth 13.6% 19.4% 13.7% 16.0% 14.3% 11.8% 11.7% 10.8% 9.6% 8.5% 7.6%
Total EBITDA
R 12.1% ‘09E CAG $4,339
‘04E-$3,989% 0 $3,609 CAGR 15. $3,227 ‘00-’04E $2,824 CAGR 10.7% $2,456 ‘98-’00 $2,118 $1,779 $1,272 $1,403 $1,421 $1,145
1998 [1]1999 [2]2000 [3] 2001 2002 2003 2004E 2005E 2006E 2007E 2008E 2009E
YOY Growth 11.1% 10.3% 1.3% 25.2% 19.0% 16.0% 15.0% 14.3% 11.8% 10.5% 8.8% 1 Pro Forma, per Morgan Stanley Research (13-Sep-1999). 2 Pro Forma, per Morgan Stanley Research (28-Jul-2000). 3 Pro Forma, per Morgan Stanley Research (27-Jun-2002). 4 Pro Forma, per Morgan Stanley Research (28-Oct-2003). 5 Projections per Scott Long-Range Plan (07-Sep-2004).

Scott Financials
Summary of Scott Long-Range Plan (07-Sep-2004)1 ($ in millions) 2004E 2005E 2006E 2007E 2008E 2009E
Residential Cable Revenue $5,623.4 $6,228.9 $6,844.8 $7,454.6 $8,028.2 $ 8,564.3 % Growth 11.1% 10.8% 9.9% 8.9% 7.7% 6.7% Scott Media Revenue $ 420.6 $ 478.4 $ 548.7 $ 605.3 $ 674.9 $ 746.4 % Growth 10.4% 13.7% 14.7% 10.3% 11.5% 10.6% Scott Business Services Revenue $ 396.5 $ 488.7 $ 578.8 $ 676.1 $ 778.2 $ 889.1 % Growth 25.5% 23.2% 18.4% 16.8% 15.1% 14.3% Total Revenue $6,440.5 $7,195.9 $7,972.4 $8,736.0 $9,481.2 $10,199.8 % Growth 11.8% 11.7% 10.8% 9.6% 8.5% 7.6% Residential Cable EBITDA $1,990.5 $2,279.3 $2,580.6 $2,860.5 $3,124.6 $ 3,347.7 % Growth 14.0% 14.5% 13.2% 10.8% 9.2% 7.1% Scott Media EBITDA $ 242.9 $ 272.5 $ 313.9 $ 349.2 $ 392.8 $ 438.1 % Growth 14.8% 12.2% 15.2% 11.3% 12.5% 11.6% Scott Business Services EBITDA $ 222.6 $ 272.5 $ 332.6 $ 399.5 $ 472.1 $ 553.1 % Growth 39.1% 22.4% 22.1% 20.1% 18.2% 17.2% Total EBITDA $2,456.0 $2,824.4 $3,227.1 $3,609.2 $3,989.5 $ 4,339.0 % Growth 16.0% 15.0% 14.3% 11.8% 10.5% 8.8% EBITDA Margin 38.1% 39.2% 40.5% 41.3% 42.1% 42.5% Residential Cable Capex $1,254.4 $1,202.7 $1,105.4 $ 979.1 $ 887.1 $ 817.0 % Growth — (4.1)% (8.1)% (11.4)% (9.4)% (7.9)% Scott Media Capex $ 13.7 $ 18.2 $ 24.8 $ 14.0 $ 14.0 $ 14.0 % Growth — 32.1% 36.4% (43.5)% 0.0% 0.0% Scott Business Services Capex $ 131.8 $ 127.9 $ 116.0 $ 134.0 $ 132.0 $ 130.0 % Growth — (3.0)% (9.3)% 15.5% (1.5)% (1.5)% Total Capex $1,400.0 $1,348.7 $1,246.2 $1,127.1 $1,033.1 $ 961.0 % Growth — (3.7)% (7.6)% (9.6)% (8.3)% (7.0)% Total Capex as % of Total Revenue 21.7% 18.7% 15.6% 12.9% 10.9% 9.4% Note: Residential Cable includes High Speed Data and Telephony. % Growth is represented as year-over-year. Source: Projections per Scott Long-Range Plan (07-Sep-2004)

Appendix B: Other Asset Valuation Analyses

Other Asset Valuation Analyses Scott Business Services Valuation ($ in millions)
Analysis at Various Prices Comparison of Research to Management Plan
Scott Business Services Value $1,300 $1,400 $1,500 $1,600 $1,700 $1,800 $1,900 Implied EBITDA Multiples EBITDA $778 2004E EBITDA (LRP) $223 5.8x 6.3x 6.7x 7.2x 7.6x 8.1x 8.5x $676 2005E EBITDA (LRP) 272 4.8 5.1 5.5 5.9 6.3 6.6 7.0 $579 2004E EBITDA (MS Research) 138 9.4 10.1 10.9 11.6 12.3 13.0 13.8 $489$373$383 2005E EBITDA (MS Research) 141 9.2 9.9 10.6 11.3 12.1 12.8 13.5 $397 $348 $352 $362 Revenue $472 Implied Scott Business Services Valuation $333 $400 2005E EBITDA Multiple EBITDA $223 $138 $272 $141 $145 $150 $156 ITC TW Telecom LEC XO Mean Median 2004E 2005E 2006E 2007E 2008E 2004E 2005E 2006E 2007E 2008E Multiple 5.0x 6.3x 7.7x 9.5x 7.1x 7.0x Management Plan Morgan Stanley Research (12-Oct-2004) Implied Enterprise Value $1,360 $1,726 $2,091 $2,587 $1,941 $1,908
Comparable Growth Profile DCF Analysis (Scott LRP – Sep. 2004)
Revenue Growth EBITDA Growth Scott Business Services Enterprise Value ‘04E- ‘04E-’09E ‘04E- ‘04E-’09E 2009E Scott Business Services EBITDA Company ‘05E CAGR ‘05E CAGR Multiple
ITC 4.9% 8.1% 23.2% 19.9% 5.0x 5.5x 6.0x Time Warner Telecom 18.7 11.0 4.3 13.7 8.0% $2,521 $2,721 $2,921 US LEC 11.9 11.9 33.4 25.5 8.5% 2,477 2,673 2,869 XO Communications 16.5 6.9 NM NM Mean 13.0% 9.5% 20.3% 19.7% 9.0% 2,434 2,626
2,818 Median 14.2% 9.6% 23.2% 19.9% CBS WACC 9.5% 2,391 2,580 2,769 Scott Business 23.2% 17.5% 22.4% 20.0% Services
Source: Scott LRP (07-Sep-2004); Wall Street Research Note: Implied Valuation Analysis assumes Scott Business Services 2005E EBITDA at $272mm.

Other Asset Valuation Analyses Discovery ($ in millions)
Analysis at Various Prices Discovery Valuation Summary
Discovery 2005E EBITDA Multiple 12.5 x 13.0 x 13.5 x 14.0 x 14.5 x 15.0 x 15.5 x Private Public EBITDA Implied Discovery Enterprise Value $1,093 $13,663 $14,209 $14,756 $15,302 $15,849 $16,395 $16,942 100% FV of 100% FV of Implied Scott Discovery Value (25% Stake) 2,758 2,894 3,030 3,166 3,302 3,438 3,574 Discovery Implied Value Discovery Implied Value Implied EBITDA Multiples (Enterprise for 25% Equity (Enterprise for 25% Equity 2005E (90% of Plan) $984 13.9 x 14.4 x 15.0 x 15.6 x 16.1 x 16.7 x 17.2 x Date Firm Value) Interest Value) Interest 2005E (80% of Plan) 874 15.6 16.3 16.9 17.5 18.1 18.8 19.4 29-Apr-2004 Morgan Stanley $13,217 $2,654 $13,217 $2,654 2005E (MS Research) 896 15.2 15.9 16.5 17.1 17.7 18.3 18.9 23-Apr-2004 Deutsche Bank 14,045 2,861 11,236 2,159 2004E EBITDA (Plan) $723 18.9 x 19.7 x 20.4 x 21.2 x 21.9 x 22.7 x 23.4 x 20-Apr-2004 CSFB 16,450 3,463 13,160 2,640 2004E (95% of Plan)[1] 687 19.9 20.7 21.5 22.3 23.1 23.9 24.7 2004E (MS Research) 711 19.2 20.0 20.8 21.5 22.3 23.1 23.8 30-Mar-2004 Prudential 15,060 3,115 15,060 3,115 1. Reflects 95% of plan per Management guidance. 16-Mar-2004 UBS Warburg 12,806 2,552 12,806 2,552 Performance vs. Plan Pre-Tax Mean $14,316 $2,929 $13,096 $2,624% % % % % Median 14,045 2,861 13,160 2,640
2002 Change 2003 Change 2004E Change 2005E Change 2006E Change Total Revenues Post-Tax Mean $9,305 $1,912 $8,512 $1,712 2002 Plan 2,042 — 2,474 — 3,041 — 3,667 — 4,254 — Median 9,129 1,882 8,554 1,711 2003 Plan 1,717 (15.9)% 2,022 (18.3)% 2,496 (17.9)% 3,070 (16.3)% 3,694 (13.2)% 2004 Plan — — 1,993 (1.4)% 2,454 (1.7)% 3,004 (2.1)% 3,628 (1.8)% Source: Summary of Wall Street estimates per Scott Management
Total EBITDA 2002 Plan 540 — 787 — 1,182 — 1,617 — 2,008 — 2003 Plan 379 (29.8)% 483 (38.6)% 870 (26.4)% 1,287 (20.4)% 1,784 (11.2)% 2004 Plan — — 497 2.9% 723 (16.9)% 1,092 (15.2)% 1,532 (14.1)% Source: 2002-2004 Discovery management plans Note: Highlighted figures denote actual results
Cable Programming Deal Comparison Scripps Analysis
LTM 2004E 2005E
Percent Impl. Value FTE Subs EBITDA Value/ Date Acquiror/Target Sold ($mm) (mm) Mutiple Subscriber Total Enterprise Value $8,281 $8,281 03/2004 Comcast / TechTV 100.0% $300 43 NM $6.98 Newspaper EBITDA 260 286 07/2003 Liberty Media / QVC 56.5 13,618 138 15.1 x 98.68
06/2003 Cablevision / MGM (Rainbow Stakes — AMC, IFC & WE) 20.0 2,500 143 16.3 17.45 Median Newspaper EBITDA Multiple 10.6 x 10.6 x 04/2003 Viacom / Comedy Central 50.0 2,450 82 32.3 29.95 Newspaper Enterprise Value $ 2,745 $ 3,029 11/2002 NBC / Bravo 100.0 1,250 68 22.2 18.27 04/2002 The New York Times Co. / Discovery Civilization 50.0 200 14 NA 14.29 Television EBITDA 122 106 12/2001 Vivendi Universal / USA Networks 93.0 11,075 176 18.3 63.11 Median Television EBITDA Multiple 10.3 x 10.3 x 07/2001 Walt Disney / Fox Family Worldwide 100.0 5,200 116 26.5 45.02 5/2001 Comcast / Golf Channel 30.8 1,185 35 33.3 34.34 Television Enterprise Value $ 1,259 $ 1,096 5/2001 Comcast / Outdoor Life 83.2 615 36 NM 17.09
Implied Programming Enterprise Value $4,278 $4,155 2/2001 MGM/Rainbow Media’s Cable Network Partnerships 20.0 4,125 149 33.9 27.67 11/2000 Viacom / BET Holdings 100.0 3,000 71 30.4 42.37Programming EBITDA 249 321 10/1999 Gemstar / TV Guide 100.0 9,2008845.8104.31 % Growth — 28.8% 3/1998 Robert Johnson & Liberty Media / BET Holdings 37.0 1,131 53 16.1 21.39 Mean 26.4 x $38.64 Implied Programming EBITDA Multiple 17.2 x 13.0 x Median 26.5 28.81 Implied Prog. EBITDA Multiple / Growth 0.60 x Source: Kagan, News Articles, and Public Filings.
Source: Company SEC filings; Wall Street research

Other Asset Valuation Analyses Potential Structural Alternatives for Discovery
Overview of Discovery Agreement (Sale of Discovery Shares) Potential Structural Alternatives
# Scott must sell all, and not less than all, of its Discovery shares and # Split-off with Cash the buyer must acquire all, and not less than all, of those shares # Mixing bowl partnership
# Third Party Offer: # Sale for stock hedges — In writing and binding
# Borrow against Discovery Stake — Identifying the Third Party
— Describing all consideration, material terms and conditions, including a covenant to pledge the Discovery Shares to the Banks pursuant to its existing Pledge Agreement
— Using customary conditions only No unstated conditions No contingencies — Offer must accurately reflect fair market value of offered shares
# Must submit the Third Party Offer along with a written offer to sell the shares at the Third Party Price to both Newhouse and Liberty
# Third Party Price must include an amount equal to the fair market value of any non-cash consideration
# Once a Third Party Offer is submitted, than Newhouse and/or Liberty can take anywhere from 30 to 55 days to elect in writing to acquire the shares and up to another 90 days to close the sale
# If Newhouse and liberty do not elected to purchase all the shares of Scott, then Scott shall have the right to sellall its shares to the Third Party within 90 days following the last election period
# Newhouse and Scott have reciprocal ROFR on each other’s shares
Source: Scott management

Appendix C: Additional Scott Valuation Materials

Additional Scott Valuation Materials Cable WACC Analysis ($ in millions)
Scott Cablevision Charter Comcast Insight Mediacom TWC (1) Cost of Debt Credit Rating Baa2 / BBB Ba3 / BB Caa / CCC+ Baa3 / BBB Caa2 / B- Caa1 / BB Baa1 / BBB+ Cost of Debt (10 years) 6.15% 7.25% 16.00% 5.50% 10.50% 10.25% 5.70% Spread to LIBOR (bps) 433 543 1418 368 868 843 388 Tax Rate 35.0% 35.0% 35.0% 35.0% 35.0% 0.0% 35.0% After-tax Cost of Debt 4.0% 4.7% 10.4% 3.6% 6.8% 10.3% 3.7%
Cost of Equity Risk-free Rate (10-yr UST) 4.05% 4.05% 4.05% 4.05% 4.05% 4.05% 4.05% Equity Beta (Raw) (2) 0.70 1.40 2.40 0.97 1.29 1.37 1.09 Market Risk Premium (3) 6.9% 6.9% 6.9% 6.9% 6.9% 6.9% 6.9% Cost of Equity 8.9% 13.7% 20.6% 10.7% 13.0% 13.5% 11.6%
WACC
Debt / Total Cap 24.0% 60.2% 92.5% 25.9% 74.2% 79.4% 26.1% Equity / Total Cap 76.0% 39.8% 7.5% 74.1% 25.8% 20.6% 73.9% WACC 7.7% 8.3% 11.2% 8.9% 8.4% 10.9% 9.5%
Source: Scott Management, Wall Street Research, Public Filings, and Bloomberg 1 Assumes debt rate, equity beta, and capital structure identical to those of Time Warner, Inc. 2 Source: Bloomberg; updated as of 15-Oct-2004. 3 Market risk premium from 1946-2003; Source: Ibbotson. 4 Market value of debt assumed to be book value. 5 Market capitalization calculated as of 15-Oct-2004.

Additional Scott Valuation Materials Business Services WACC Analysis ($ in millions)
ITC Deltacom Nextel Comm. Time Warner Telecom US LEC XO Comm. Market Value of Debt (1) $353 $ 9,223 $1,251 $378 $354 Market Cap (2) $233 $27,695 $ 589 $129 $535 Debt / Market Cap 151.6% 33.3% 212.5% 292.7% 66.2% Equity / Total Cap 39.7% 75.0% 32.0% 25.5% 60.2% Tax Rate (3) 35.0% 35.0% 35.0% 35.0% 35.0% Equity Beta 1.06 1.38 1.94 1.19 N/A Asset Beta 0.53 1.13 0.81 0.41 N/A Median Asset Beta 0.67 Mean Asset Beta 0.72 Scott Business Services Mean Asset Beta 0.72 0.72 0.72 Equity Beta (levered) 0.72 0.72 0.72 Risk-free Rate (10-yr UST) 4.1% 4.1% 4.1% Market Risk Premium 5.9% 6.9% 7.9% Cost of Equity 8.3% 9.0% 9.8% WACC Debt / Total Cap 0.0% 0.0% 0.0% Equity / Total Cap 100.0% 100.0% 100.0% WACC 8.3% 9.0% 9.8%
Source: Wall Street Research, public filings, Bloomberg (Raw Equity Beta), and Ibbotson (equity risk premium) 1 Market value of debt assumed to be book value. 2 Market capitalization calculated as of 15-Oct-2004. 3 35% tax rate assumed for ITC Deltacom, Nextel Communications, Time Warner Telecom, US LEC, and XO Communications.

Appendix D: Credit Analysis

Credit Perspectives Debt Raised at Various Offer Prices ($ in millions)
The currently contemplated transaction involves a joint tender structure through which 213mm shares are purchased at the Scott level and approximately 28mm shares are purchased at the Peter level Scenario 1: Incremental Borrowing for 213mm Shares Occurs at Scott Level
First Revised Second Revised Third Revised Initial Offer Current Verbal Indication Verbal Indication Verbal Indication Verbal Indication (2-Aug-2004) Price (11-Oct-2004) (15-Oct-2004) (15-Oct-2004) (15-Oct-2004) Purchase Price Per Share $32.00 $33.26 $33.50 $34.00 $34.50 $34.75 2004YE Scott Existing Debt $ 6,408 $ 6,408 $ 6,408 $ 6,408 $ 6,408 $ 6,408 Scott New Debt 6,816 7,084 7,136 7,242 7,349 7,402 2004PF Total Scott Debt 13,224 13,492 13,544 13,650 13,757 13,810 Total Debt / 2004E EBITDA 5.4 x 5.5 x 5.5 x 5.6 x 5.6 x 5.6 x Implied Rating Ba1 / BBB- Ba1 / BBB- Ba1 / BBB- Ba1 / BBB- Ba1 / BBB- Ba1 / BBB-2005PF Total Debt $ 12,487 $ 12,765 $ 12,818 $ 12,929 $ 13,039 $ 13,094 Total Debt / 2005E EBITDA 4.4 x 4.5 x 4.5 x 4.6 x 4.6 x 4.6 x 2006PF Total Debt $ 11,525 $ 11,869 $ 11,984 $ 12,099 $ 12,156 $ 12,271 Total Debt / 2006E EBITDA 3.6 x 3.7 x 3.7 x 3.7 x 3.8 x 3.8 x Total Peter Funding Required1 $ 903 $ 938 $ 945 $ 959 $ 973 $ 980 Total Peter + Scott Funding $ 7,719 $ 8,023 $ 8,081 $ 8,201 $ 8,322 $ 8,382
Scenario 2: Incremental Borrowing for 213mm Shares Occurs at Peter Level
First Revised Second Revised Third Revised Initial Offer Current Verbal Indication Verbal Indication Verbal Indication Verbal Indication (2-Aug-2004) Price (11-Oct-2004) (15-Oct-2004) (15-Oct-2004) (15-Oct-2004) Purchase Price Per Share $32.00 $33.26 $33.50 $34.00 $34.50 $34.75 2004YE Scott Existing Debt $ 6,408 $ 6,408 $ 6,408 $ 6,408 $ 6,408 $ 6,408 Scott New Debt 6,816 6,816 6,816 6,816 6,816 6,816 2004PF Total Scott Debt 13,224 13,224 13,224 13,224 13,224 13,224 Total Debt / 2004E EBITDA 5.4 x 5.4 x 5.4 x 5.4 x 5.4 x 5.4 x Implied Rating Ba1 / BBB- Ba1 / BBB- Ba1 / BBB- Ba1 / BBB- Ba1 / BBB- Ba1 / BBB-2005PF Total Debt $ 12,487 $ 12,487 $ 12,487 $ 12,487 $ 12,487 $ 12,487 Total Debt / 2005E EBITDA 4.4 x 4.4 x 4.4 x 4.4 x 4.4 x 4.4 x 2006PF Total Debt $ 11,525 $ 11,525 $ 11,525 $ 11,525 $ 11,525 $ 11,525 Total Debt / 2006E EBITDA 3.6 x 3.6 x 3.6 x 3.6 x 3.6 x 3.6 x Total Peter Funding Required2 $ 903 $ 1,207 $ 1,265 $ 1,385 $ 1,506 $ 1,566
Total Peter + Scott Funding $7,719 $8,023 $8,081 $8,201 $8,322 $8,382 1 Reflects funding for 28mm shares purchased at Peter level.
2 Reflects funding for 28mm shares purchased at Peter level and incremental funding for the 213mm shares purchased at Scott level above $32 per share.